UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2011
IMPERIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD
     On February 15, 2011, Imperial Holdings, Inc. (the “Company”) sold an additional 935,947 shares of the Company’s common stock. The sale was in connection with the over-allotment option the Company granted to its underwriters in the Company’s initial public offering. As a result, the total initial public offering size is 17,602,614 shares. All shares were sold to the public at a price of $10.75 per share. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.
     The information in this item shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
     (d):
     Exhibit 99.1      Press release issued by Imperial Holdings, Inc. on February 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2011	IMPERIAL HOLDINGS, INC. (Registrant)
	By:	/s/ Jonathan Neuman
Jonathan Neuman
Chief Operating Officer and President

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